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FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY                               VARIABLE LIFE APPLICATION


1 INSURED   The person upon whose life this insurance
            coverage is proposed.


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 First Name            Middle               Last

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 Street Address                 Years at this Address

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 City                State                    Zip

(   )
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 Daytime Telephone Number



M/____D/____Y/____         M / /  F / /
 Date of Birth                Sex

     -    -
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Social Security Number


 2 PAYMENT  The monetary contribution to the policy.

CHECK ONE:
/ / I have enclosed a check for my initial payment of $_________ ($100 minimum) and have received a conditional receipt.
     (Please make check payable to First Allmerica Financial Life Insurance
      Company)

/ / My initial payment will be transferred from another insurance company. Approximate amount $________________________
     Name of transferring company___________________________
     My Transfer of Assets form is attached.      Yes  / /
     My Transfer of Assets form has been sent to the
     transferring company.                        Yes  / /

2a I WANT TO MAKE FUTURE PAYMENTS OF $___________:
   / / Annually   / / Semi-Annually   / /Quarterly
   / / Monthly (I have included a voided check and Bank Drafting Form.)



 3 POLICYOWNER   The person or entity exercising the policy's
                 contractual rights.


 3a THE POLICYOWNER WILL BE THE INSURED UNLESS SPECIFIED HERE:

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Name

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Street Address

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City                    State                 Zip

Social Security or Tax I.D. Number
                                   ------------------

3b PAYMENT REMINDER NOTICES WILL BE SENT TO THE POLICYOWNER
   UNLESS SPECIFIED OTHERWISE HERE:

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Name

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Street Address

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City                   State                   Zip


 4 ALLOCATION  How I want my payments allocated.

Complete Section 4a AND Section 4b. Future payments will be allocated according to this selection unless changed by me.

4a / / ALLOCATE MY PAYMENT AS FOLLOWS: Use whole percentages. If dollar cost averaging is used, please complete a Dollar Cost Averaging form. You may allocate your payments to no more than 7 of the 14 variable accounts listed below and the Fixed Account.

       YOUR TOTAL ALLOCATION MUST EQUAL 100%.
       ______% Select Emerging Markets
       ______% Select International Equity
       ______% T. Rowe Price International Stock
       ______% Select Aggressive Growth
       ______% Select Capital Appreciation
       ______% Select Value Opportunity
       ______% Select Growth
       ______% Select Strategic Growth
       ______% Fidelity Growth Portfolio
       ______% Select Growth and Income
       ______% Fidelity Equity Income Portfolio
       ______% Fidelity High Income Portfolio
       ______% Select Income
       ______% Allmerica Money Market
       ______% Fixed Account

        100%   TOTAL

4b  / / Deductions of all charges will be made pro rata according to the value of each account and the Fixed Account.
                               OR
    / / Deduct all charges from ___________________________
        (Enter any single account, except the Fixed Account)


AS-158-95NY                                                              PAGE 1
                                                                       REV 2/98


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 5 INSURANCE  How much life insurance I want.

 5a I WANT $_______________ IN LIFE INSURANCE COVERAGE.

 5b I WANT INSURANCE COVERAGE TO BE: (Choose one)
    / /  Level - Insurance coverage remains constant.
    / / Adjustable - Insurance coverage changes with the value of your investment.

 5c I WANT THE FOLLOWING ADDITIONAL INSURANCE BENEFITS:
    / / Waiver of payment upon disability
    / / Waiver of charges upon disability
    / / Living benefits
    / / Other Insured Rider (Complete Supplementary Application)
    / / Guaranteed Insurability Rider $_____________________
    / / Exchange Option Rider
    / / ____________________________________________________


 6 BENEFICIARY

   The Primary Beneficiary is the person or entity who will receive the policy proceeds. The Contingent Beneficiary is the person or entity who will receive the policy proceeds should the Primary Beneficiary not survive the insured.

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Name of Primary Beneficiary          Relationship to Insured

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Name of Contingent Beneficiary       Relationship to Insured

/ / 10-day Common Disaster Clause*
/ / ______________-day Common Disaster Clause*

* A Common Disaster Clause requires that the beneficiary survive the insured for a specified length of time before becoming entitled to the policy proceeds. This assures that the contingent beneficiary will receive the policy proceeds rather than the estate of the primary beneficiary.


 7 REPLACEMENT OF OTHER CONTRACTS


   WILL THE PROPOSED POLICY REPLACE ANY EXISTING ANNUITY OR LIFE
   INSURANCE CONTRACT?

   / / Yes      / /  No

  If yes, list company name and policy number.

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I HAVE NOT APPLIED FOR ANY LIFE OR DISABILITY INSURANCE WITH
ANOTHER COMPANY IN THE LAST SIX MONTHS.
  / / Yes      / /  No

If yes, please explain:

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 8 INFORMATION ABOUT THE INSURED

   AN ADDITIONAL SHEET OF PAPER MAY BE ATTACHED, IF NECESSARY, TO
   PROVIDE FULL ANSWERS TO THE QUESTIONS IN THIS APPLICATION.

8a CURRENT EMPLOYMENT.

   Name of Employer ___________________________________ Yrs.______

   Occupation and Responsibilities _______________________________
   _______________________________________________________________

   Any change contemplated?_______________________________________

8b INCOME.
   My annual earned income is                       $ ____________
   My annual unearned income is                     $ ____________
   My net worth is                                  $ ____________

8c I HAD AN ILLNESS OR INJURY DURING THE PAST SIX MONTHS THAT HAS
   PREVENTED ME FROM ENGAGING IN THE USUAL DUTIES OF MY OCCUPATION FOR MORE THAN SEVEN DAYS.

   / / Yes    / / No  If yes, please explain:

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8d DURING THE PAST THREE YEARS I HAD A MOTOR VEHICLE LICENSE SUSPENDED OR
   REVOKED OR BEEN CONVICTED OF DRIVING UNDER THE INFLUENCE OF DRUGS OR ALCOHOL OR OF MORE THAN ONE MOVING VIOLATION.

   / / Yes    / / No  If yes, please explain:

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8e DURING THE PAST THREE YEARS I HAVE PARTICIPATED IN OR I INTEND TO
   PARTICIPATE IN:

   / / Scuba diving    / / Skydiving     / / Motor racing
   / / Hang gliding or similar flying activity

8f DURING THE PAST THREE YEARS I HAVE FLOWN AS OR I INTEND TO FLY AS A
   TRAINEE, PILOT OR CREW MEMBER.

   / /  Yes      / / No

8g DURING THE PAST YEAR, I HAVE SMOKED ONE OR MORE CIGARETTES.

   / /  Yes      / / No

8h I CURRENTLY USE:

   / / Cigars   / / Pipe     / / Chewing tobacco
   / / Other tobacco product
       (Please specify)______________________________

8i I WILL BE TRAVELING OUTSIDE OF THE UNITED STATES OR CANADA IN
   THE NEXT SIX MONTHS:
   / /  Yes     / / No,If yes, please indicate country:

IF 8e OR 8f IS "YES" - COMPLETE APPROPRIATE QUESTIONNAIRE.

AS-158-95NY                                                           PAGE 2

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 ACKNOWLEDGMENTS AND SIGNATURES

I acknowledge receipt of the Prospectuses for the First Allmerica Financial Life Insurance Company Flexible Premium Variable Life Insurance Policy, the Allmerica Investment Trust, the Variable Insurance Products Fund, and T. Rowe Price International Series. Upon request, the Company will provide you with illustrations of benefits including death benefits, policy values and cash surrender values in a form satisfactory to the New York Superintendent of Insurance.

I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE VARIABLE ACCOUNT.

I UNDERSTAND THAT THE POLICY VALUE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE VARIABLE ACCOUNT, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THERE IS NO GUARANTEED MINIMUM POLICY VALUE.

I believe that a Flexible Premium Variable Life Insurance Policy is consistent with my investment objectives and financial needs.

It is agreed that: (1) The application consists of this application form, the medical questionnaires and any supplemental applications to apply for insurance on family members or a second insured, if applicable. (2) The representations are true and complete to the best of my knowledge and belief;
(3) No liability exists and the insurance applied for will not take effect until the policy is delivered and the premium is paid during the lifetime of the proposed insured(s) and then only if the proposed insured(s) has (have) not consulted or been treated by any physician or practitioner of any healing art nor had any tests listed in the application since its completion; but, if the premium is paid prior to delivery of the policy and a conditional receipt is delivered by the registered representative/agent, insurance will be effective subject to terms of the conditional receipt; and (4) No registered representative/agent is authorized to amend, alter, or modify the terms of this agreement.

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Signed at City                                       State

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Signature of Insured                                        Date

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Signature of Owners (if other than Insured)                 Date

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Signed at City                                       State


 FOR R.R./A. USE ONLY

Does the policy applied for replace an existing annuity or life insurance policy?

/ /  Yes    / /  No

If yes, attach replacement forms as required.

As Registered Representative/Agent, I certify witnessing the signature of the applicant and that the information in this application has been accurately recorded, to the best of my knowledge and belief.

Based on the information furnished by the Owner or Insured in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Owner. I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.


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Signature of Registered Representative/Agent

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Date

(    )                                 (    )
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Print Name of Registered Representative/Agent                   Reg Rep #

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Telephone                                         FAX

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Name of Broker/Dealer                             Branch #

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Branch Office Street Address

Remarks:

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FOR HOME OFFICE USE ONLY

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AS-158-95NY                                                         PAGE 3

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FIRST ALLMERICA FINANCIAL LIFE                                 AUTHORIZATION TO
INSURANCE COMPANY (THE "COMPANY")                            OBTAIN INFORMATION
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Name of Insured
                ------------------------------
                        (Please Print)



AUTHORIZATION TO OBTAIN INFORMATION

To all physicians, medical professionals, hospitals, clinics, other health care providers, employers, Medical Information Bureau, Inc. (MIB), consumer reporting agencies, other insurance support organizations, the United States Internal Revenue Service, the Puerto Rico Bureau of Income Tax, and other persons who have the types of information described below about the proposed insured:

I authorize you to give the Company, its reinsurers, or its agent; (a) all information you have as to illness, injury, medical history, diagnosis, treatment, and prognosis (including any drug or alcohol abuse condition or treatment) with respect to any physical or mental condition of the proposed insured; and (b) any non-medical information, including but not limited to, an investigative consumer report and copies of my tax returns filed with the United States Internal Revenue Service and/or the Puerto Rico Bureau of Income Tax, which the Company believes it needs to perform the business functions described below. I also authorize the Company to give MIB health or non-medical information it has about me and that of any minor member of my family applying for insurance.

The information obtained will be used to determine if the proposed insured is eligible for: (a) the insurance requested; or (b) benefits under a policy which is in force. It will also be used for any other business purpose which relates to the insurance requested or the policy which is in force. This authorization will be valid for 30 months. I know that under Federal Regulations, I may revoke this authorization as it applies to drug and alcohol abuse treatment at any time; but my revocation will not affect any information that has been released prior thereto. I know that I may request a copy of this form. I agree that a photocopy is as valid as the original. I have received the Insurance Information Practices notice.


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Signature of proposed insured
(if proposed insured is a minor, signature of legal guardian)

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Signature of Spouse (if proposed for insurance)

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Date


PERSONAL HISTORY INTERVIEW INFORMATION

Proposed Insured's (Professional Title)

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Application For

/ /  Adult  / / Juvenile               Amount $ _________________________

________________________________________________________________________________

Home Telephone: (Area Code) and No.

           (    )
           -----------------------------

Business Telephone: (Area Code) and No.

           (    )
           -----------------------------

________________________________________________________________________________

Driver's License Information

           No. __________________ State _______________________



________________________________________________________________________________

Allmerica may be contacting you to discuss this application.
The best time for us to call you is at (Eastern Time):
     / /  Home         / /  Business

     1st Choice _________________________

     2nd Choice _________________________

________________________________________________________________________________

Broker Dealer Firm ______________________________________________

Registered Representative _______________________________________


                         FOR HOME OFFICE USE ONLY

Date Received in P.H.I Unit _____________________________________

Attempts to Call

Date/Time   ___________________      Date/Time  _________________
Date/Time   ___________________      Date/Time  _________________
Date/Time   ___________________      Date/Time  _________________

Date Call Completed  __________________   Time  / / AM   / / PM

Remarks

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AS-157NY                                                            REV 2/98